UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2006

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 19, 2006, The Summit Media Group, Inc. (“Summit”), a wholly owned subsidiary of 4Kids Entertainment, Inc. (“4Kids”), entered into a Settlement Agreement and Mutual General Release (the “Settlement Agreement”) with The Beacon Media Group L.L.C. (“Beacon”), Sheldon Hirsch, Tom Horner and Paul Caldera, collectively (the “Beacon Defendants”) to settle the law suit filed by Summit in Supreme Court, New York County against Beacon and the Beacon Defendants. Under the terms of the Settlement Agreement, Beacon will make payments to Summit or provide media buying services to 4Kids totaling $2 million, over the next few years, in exchange for Summit discontinuing the lawsuit. As part of the Settlement Agreement, Summit will be winding down its media buying business and effective July 1, 2006, Summit will no longer serve as a media buying agency for third parties. Beacon’s payments to Summit will be secured by a security interest in Beacon’s assets and a pledge of certain membership interests in Beacon.

Item 8.01  Other Events

On June 23, 2006, the Company issued a press release reporting the settlement of the lawsuit filed by Summit in Supreme Court, New York County against Beacon and the Beacon Defendants. A copy of the press release is attached hereto as Exhibit 99.2. As part of the Settlement Agreement, Summit will be winding down its media buying business and effective July 1, 2006, Summit will no longer serve as a media buying agency for third parties. In addition, Summit agreed not to compete with Beacon in such business. Beacon’s payments to Summit will be secured by a security interest in Beacon’s assets and a pledge of certain membership interests in Beacon.

Summit’s revenues were $6,054,768, $4,117,091 and $3,884,819 in 2005, 2004 and 2003, respectively. Summit’s net income was $1,702,573, $539,920 and $512,303 in 2005, 2004 and 2003, respectively. For the quarter ended March 31, 2006, Summit had revenue and a net loss of $541,223 and ($213,577), respectively. Beginning in the second quarter of 2006, Summit’s business will be accounted for as a discontinued operation on the 4Kids financial statements.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

              (c) Exhibits

            Exhibit                                                                       Description

99.1                                    Settlement Agreement and Mutual General Release dated June 19, 2006

99.2                                    Press release issued by 4Kids Entertainment, Inc. dated June 21, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 23, 2006,

4 KIDS ENTERTAINMENT, INC. BY: /s/ Bruce R. Foster Bruce R. Foster Executive Vice President, Chief Financial Officer